Exhibit 10.5

1

$1,000,000.00 July 6, 2016
PROMISSORY NOTE
FOR VALUE RECEIVED, OS TYBEE, LLC, a Georgia limited liability company (“OS Tybee”), SB TYBEE, LLC, a Georgia limited liability company (“SB Tybee”) JV JEFFERSONVILLE, LLC, a Georgia limited liability company (“JV Jeffersonville”), (hereinafter collectively referred to as “Maker”), jointly and severally, promise to pay to the order of ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (hereinafter, together with any other holder hereof, referred to as “Holder”), or to such other party or parties as Holder may from time to time designate in writing, the principal sum of up to ONE MILLION AND 00/100 DOLLARS ($1,000,000.00), together with simple interest accruing on the unpaid balance of this Note at a rate equal to Thirteen and one-half percent (13.5%) per annum (the “Interest Rate”).
The principal amount of this Note shall be disbursed by Holder to Maker in five (5) tranches in such amounts as Maker shall request in writing at least 30 days prior to the funding date. Any borrowings in excess of $350,000 per Facility are subject to approval by ADK Georgia, LLC, a subsidiary for Holder ("ADK") and Maker's landlord under a Master Sublease dated as of June 2016 (the "Sublease"). In no event shall Maker be entitled to make a draw if a notice of default is pending with respect to its Sublease, Security Agreement or Deposit Control Account with ADK Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to such Terms in the Sublease.
The entire principal sum of this Note together with all accrued and unpaid interest is due and payable one year from the date the first tranche is funded hereunder (the “Maturity Date”). Notwithstanding the foregoing, Maker shall make monthly payments of the Interest Rate only on the then outstanding current balance of the Note in arrears on the first day of each calendar month.
The principal amount of the Note may be prepaid in whole from time to time and at any time without premium or penalty.
If the payment obligation under this Note is not paid when due, Maker will be obligated to pay the Holder’s costs of collection, including reasonable attorney fees actually incurred. Any payment which is not paid within five (5) days of the date due (including that which may become due upon acceleration as hereinafter provided) will be subject to a 5% late fee and will bear interest at the rate which is five percent (5%) per annum in excess of the Interest Rate (the “Default Rate”), from the date of the payment is due until paid.
If Maker fails to pay when due any amount payable hereunder and such failure continues for five (5) days after written notice thereof from Maker, then the entire unpaid principal balance of this Note, together with accrued interest thereon, will, at the option of Holder, be immediately due and payable, and Holder may proceed forthwith to collect the same regardless of the stipulated date of maturity, TIME BEING OF THE ESSENCE HEREOF FOR ALL PURPOSES. Neither Holder’s failure to exercise this right of acceleration of the maturity of the indebtedness evidenced hereby, nor Holder’s acceptance of one or more past due installments, nor Holder’s granting of any indulgences from time to time, will constitute a novation of this contract or a waiver of the right of Holder thereafter to insist upon strict compliance with the terms of this Note.
No extension of time for the payment of this Note or any installment due hereunder will release, discharge, modify or change the liability of the Maker or any endorser under this Note.
This Note may not be assigned to or assumed by any other party, without the express written consent of the Holder.
Maker covenants and agrees that until all principal and interest due under this Note has been paid in full that it and its affiliated entities shall not pledge the accounts receivable relating to any of the facilities (collectively, the “Facilities”) identified in Lease as all such receivables and assets of Maker are pledged to Holder pursuant to a deposit control or similar agreement of even date herewith. Maker agrees to execute a deposit account instruction and service agreement and a security agreement in favor of Holder, which is reasonably satisfactory to Holder, as a condition to Holder funding any payments hereunder. Maker further

Exhibit 10.5

agrees to execute and comply with the terms of the Security Agreement which it executes concurrent with the execution of this Note to secure its obligations hereunder. A default under the Sublease, the Security Agreement or the Deposit Control Agreement constitutes a default under this Note.
The terms of this Note are binding upon and inure to the benefit of the parties, and their respective legal representatives, successors and assigns. This instrument is governed by the laws of the State of Georgia without regard to conflicts of laws principles.
[Signatures begin on the following page.] 3

Exhibit 10.5

IN WITNESS WHEREOF, Maker has executed and delivered this Note effective as of the day and year first above written.
OS TYBEE LLC,
a Georgia limited liability company
By:
Name:
Title:
SB TYBEE LLC,
a Georgia limited liability company
By:
Name:
Title:
JV JEFFERSONVILLE, LLC,
a Georgia limited liability company
By:
Name:
Title: